UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has received notice that Charles P. Rullman (Principal of Freeman Spogli & Co.), a member of the Compensation Committee of the Company’s Board of Directors, will resign as a director of the Company effective June 30, 2005. In addition, the Company has received notice that Peter M. Starrett (Consultant for Freeman Spogli & Co.), a member of the Compensation Committee of the Company’s Board of Directors, will resign as a director of the Company effective December 31, 2005. These resignations are not the result of any disagreement with the Company.

Each of the resignations referred to above creates a vacancy on the Company’s Board of Directors. The Company’s Corporate Governance and Nominating Committee, which is authorized to assist the Board in identifying and evaluating individuals qualified to become members of the Board and to recommend qualified individuals for nomination to the Board and to each of its committees, is currently conducting a search for qualified candidates to fill the vacancies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly
Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: June 8, 2005